                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ] Confidential, for Use of
[X]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                          PVC CONTAINER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            PVC CONTAINER CORPORATION
                             401 INDUSTRIAL WAY WEST
                           EATONTOWN, NEW JERSEY 07724
                                 (908) 542-0060


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                  The Annual Meeting of the stockholders of PVC Container Corporation (the "Company"), a Delaware corporation, will be held at the Company's new facility located at 1950 Industrial Road, Walterboro, South Carolina 29488, Tel. No. (803) 538-7700 and Fax No. (803) 538-7701, on October
30, 1997 at 2:00 o'clock in the afternoon E.S.T. to act upon the following:

                  1. To elect a Board of Directors to serve until the next Annual Meeting and until their respective successors shall be elected and qualify;

                  2. To approve the selection of independent auditors for the Company for its fiscal year ending June 30, 1998; and

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  Only stockholders of record as of the close of business on September 26, 1997 will be entitled to vote at the meeting.


                                                  By Order of the Board of
                                                       Directors

                                                  /s/ John C. D'Avella

                                                  John C. D'Avella
                                                  Secretary


Eatontown, New Jersey
October 10, 1997

                            PVC CONTAINER CORPORATION



                              INFORMATION STATEMENT



                  This Information Statement is being furnished to you in connection with the annual meeting of stockholders of PVC Container Corporation (the "Company") to be held on October 30, 1997 at 2:00 o'clock in the afternoon E.S.T. at 1950 Industrial Road, Walterboro, South Carolina 29488, Tel. No. (803) 538-7700 and Fax No. (803) 538-7701.


                            WE ARE NOT ASKING YOU FOR
                          A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY


                  The address of the principal executive offices of the Company is 401 Industrial Way West, Eatontown, New Jersey 07724. The approximate date this Information Statement is first being sent to stockholders is October 10, 1997.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The Common Stock is the only authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote is September 26, 1997. On that date, 7,004,705 shares of Common Stock were outstanding, each of which is entitled to one vote. The Common Stock does not have cumulative voting rights.

                  The following table sets forth, as of September 11, 1997 the beneficial ownership of Common Stock of (i) any person who is known by the Company to own more than 5% of the voting securities of the Company, (ii) the Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose salary and bonus exceed $100,000 for the fiscal year ended June 30, 1997 (collectively, the "Named Executive Officers"),
(iii) each director, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's common stock listed below have sole investment voting power with respect to such shares, subject to any applicable community property laws:

                                                             Amount of Nature of                    Percent
Name of Beneficial Owner                                    Beneficial Ownership                    of Class
------------------------                                    --------------------                    --------
Kirtland Capital Partners II L.P. ("KCPII")                        4,110,679                      59(1)(6)(9)

Kirtland Capital Company II ("KCC II")                               356,736                       5(1)(6)(9)

Phillip L. Friedman(11)                                              556,666                          8(2)

John C. D'Avella(11)                                                 164,052                          2(3)

William A. Del Pizzo(11)                                               8,000                          *(4)

Joel F. Roberts(11)                                                   25,875                          *(5)

Raymond A. Lancaster(12)                                                *(6)                          *(6)

Michael A. Sherwin(12)                                                31,000                          *(7)

George R. Begley(12)                                                    *(8)                          *(8)

John F. Turben(12)                                                10,000*(9)                          *(9)

Luis Hernandez, Jr., Jacquelyn Hernandez and                         355,059                         5.07%
Luis Hernandez Sr.(13)

All directors and executive officers as a group                  825,593(10)                        12%(10)
(8 in number)
* Less than 1%

(1) KCP II located at 2550 SOM Center Road Suite 105, Willoughby Hills, Ohio,44094 acquired on December 12, 1996 an aggregate of 4,110,679 shares of common stock of the Company's and KCCII acquired on December 12, 1996 and January 3, 1997 an aggregate of 356,736 shares of common stock of the Company which are owned directly and beneficially by KCPII and KCCII, respectively, in the aggregate amount of 4,467,415 constituting 64% of the presently issued and outstanding shares of common stock of the Company.

(2) Includes an aggregate of 160,000 shares which may be acquired upon exercise of such options granted by the Company under the 1996 Incentive Stock Option Plan of the Company ("Option Plan").

(3) Includes an aggregate of 85,000 shares which may be acquired upon exercise of such options granted by the Company under the Option Plan.

(4) Represents an aggregate of 8,000 options which may be acquired upon exercise of such options granted by the Company under the Option Plan.

(5) Includes an aggregate of 13,000 options which may be acquired upon exercise of such options under the Option Plan.

(6) Mr. Lancaster is the Executive Vice President of KCC, an Ohio corporation, which as the general partner controls KCP II and has sole voting and investment power over all of the common stock held by KCP
          II. KCC is also the general partner of Evergreen Partners II L.P., an Ohio limited partnership ("Evergreen") which is the managing member of KCCII. KCC has sole voting and investment power over all of the common stock held by KCC II. KCP II acquired on December 12, 1996 an aggregate of 4,110,679 shares of common stock of the Company and KCC II acquired on December 12, 1996 and January 3, 1997 an aggregate of 356,736 shares of common stock of the Company which are owned directly and beneficially by KCPII and KCCII, respectively, in the aggregate amount of 4,467,415 constituting 64% of the presently issued and outstanding shares of common stock of the Company. Mr. Lancaster disclaims beneficial ownership of the above described securities.

          Mr. Lancaster has been granted 10,000 options under the Option Plan.

(7) Mr. Sherwin has a 10% interest in Midwest Forge Corporation which has a .0143% direct interest as a limited partner in KCPII which owns an aggregate of 110,679 shares of the common stock of the Company constituting a 64% interest in the presently issued and outstanding shares of common stock to the Company. Mr. Sherwin disclaims beneficial ownership of the interest of Midwest Forge Corporation in KCPII.

(8) Mr. Begley has been granted 10,000 options under the Option Plan. Mr. Begley's wife has .29% limited partnership interest in KCPII and 12,000 shares of common stock of the Company. Mr. Begley disclaims any beneficial interest in such partnership interest or shares.

(9) Mr. Turben has been granted 10,000 options under the Option Plan. Mr. Turben is Chairman of the Board of Directors of KCC, an Ohio corporation, which as the general partner controls KCP II and has sole voting and investment power over all of the common stock held by KCP
          II. KCC is also the general partner of Evergreen Partners II L.P., an Ohio limited partnership ("Evergreen") which is the managing member of KCCII. KCC has sole voting and investment power over all of the common stock held by KCC II. KCP II acquired on December 12, 1996 an aggregate of 4,110,679 shares of common stock of the Company and KCC II acquired on December 12, 1996 and January 3, 1997 an aggregate of 356,736 shares of common stock of the Company which are owned directly and beneficially by KCPII and KCCII, respectively, in the aggregate amount of 4,467,415 constituting 64% of the presently issued and outstanding shares of common stock of the Company.

          Mr. Turben disclaims beneficial ownership of the above-described securities.

(10)      Includes 308,000 options granted under the Option Plan to Executive
          Officers.

(11)      Messrs. Friedman, D'Avella, Del Pizzo and Roberts are located at the
          Company.

(12)      Messrs. Lancaster, Sherwin, Begley, and Turben are located at KCP II.

(13) Luis Hernandez Jr. is located at 3069 Misty Harbour Dr, Las Vegas, N.V. 89117.

                              ELECTION OF DIRECTORS

          At the Annual Meeting, six persons will be proposed to serve as Directors of the Company until their successors have been duly elected and qualified as provided in the Certificate of Incorporation, as amended, and the By-Laws of the Company, as amended. All of such persons have been previously elected as directors of the Company. The following persons have consented to be nominated and, if elected, to serve as Directors of the Company. Messrs. Friedman and D'Avella were previously elected Directors by the stockholders. None of the nominees is related by blood, marriage or adoption to any other Director or Executive Officer nor is a party adverse to the Company or any of its subsidiaries in any material proceeding nor has any beneficial interest adverse to the Company or any of its subsidiaries. For information as to Directors' beneficial ownership of the Company's Common Stock, see the foregoing "Security Ownership of Certain Beneficial Owners and Management."


PHILLIP L. FRIEDMAN              Company Director since 1981
                           Age:  50

Mr. Friedman, since 1981, has served as President and Chief Executive and Financial Officer of the Company. He is a member of the executive committee of the Board of Directors of the Company. He was employed by Occidental Chemical Corporation (formerly Hooker Chemical Corporation), a leading manufacturer and supplier of polyvinyl chloride resins and compounds, from 1969 until December 1981, when he joined the Company. During his last five years with Occidental, Mr. Friedman was Manager of Business Development and Director of Commercial Development for the Polyvinyl Chloride Plastics Division. As the Director of Commercial Development he was responsible for coordinating and reducing to commercial practice various research and development projects within the plastics industry.

JOHN C. D'AVELLA                 Company Director since 1988
                           Age:  49

Mr. D'Avella was first employed by the Company from September 1975 to 1978 as Sales Manager of the Company, and he has been continuously employed by the Company since 1975. He is the Chief Operating Officer of the Company.

GEORGE R. BEGLEY           Age:  55

Mr. Begley is an independent investment advisor a director of North Coast Energy and a member of the audit committees of the Company.


RAYMOND A. LANCASTER       Age:  51

Mr. Lancaster is the Managing Partner of Kirtland Capital Partners II L.P. (see "Security Ownership of Certain Beneficial Owners and Management") and was the managing partner of Kirtland Capital Partners from 1995 to 1996 and of Key Corp. from 1990 to 1995. He is a Member of the Executive and Audit Committee of the Company. Currently, Mr. Lancaster is a KCP I and

KCP II Advisory Board member and a member of the Board of Directors of Fairmount Minerals, Ltd., PVC Container Corporation, R. Tape Corporation, ShoreBridge Corp., STERIS Corporation, and Unifrax Corporation.

MICHAEL SHERWIN            Age:  56

Mr. Sherwin is the Vice Chairman of Mid-West Forge Corporation and Chairman and Chief Executive Officer of Columbiana Boiler Company. Prior to joining Mid-West Forge Corporation, Mr. Sherwin was the President of National City Venture Corporation and National City Capital Corporation, both subsidiaries of National City Corporation. He is chairman of the Audit Committee of the Company.


JOHN F. TURBEN             Age:  62

Mr. Turben is the Chairman of Kirtland Capital Partners and is a KCP I and KCP II Advisory Board member and serves as Chairman of The Hickory Group, PVC Container Corporation and Harrington and Richardson 1871, Inc. He is also Chairman of the Executive Committee of Fairmount Minerals, Ltd. and Execution Services Inc. He is a director of NACCO Industries, Unifrax Corporation and TruSeal Technologies Inc. He is Chairman of the Board of the Company and a member of its Executive Committee.


MEETINGS AND COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

          The business affairs of the Company are managed by the Board of Directors. Members of the Board are informed about the Company's affairs through presentations, reports and other documents distributed to them, through operating and financial reports routinely presented at meetings and through other means. In addition, the Company's directors perform their duties throughout the year not only by attending Board meetings but also through personal meetings and other communications, including telephone contact with members of management and others regarding matters of interest and concern to the Company.

          During fiscal year ended June 30, 1997, the Company's Board of Directors held 3 meetings and acted by unanimous written consent 8 times. Each director attended at least 75% of the Board meetings and committee meetings, held during such fiscal year.

          On January 16, 1997, the Board of Directors approved an increase in the number of directors constituting the whole Board from two to six. There are currently no vacancies on the Board.

          The Securities and Exchange Commission has comprehensive rules relating to the reporting of securities transactions by directors, officers and stockholders who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of copies of Section 16 reports received by the Company from Reporting Persons and without conducting any independent investigation of its own, the Company believes that no Reporting Person failed to timely file Section 16 reports for the year ended June 30, 1997 which failure was not previously reported.

          The Board of Directors has an Audit Committee whose members are appointed by the Board. The Board of Directors does not have a compensation or nominating committee.

          The Audit Committee recommends to the Board of Directors the firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit with the independent auditors, (ii) reviewing the Company's financial condition and results of operations with management (iii) considering the adequacy of the internal accounting, bookkeeping and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The current members of the Audit Committee are Messrs. Sherwin, Begley and Lancaster.

          The Company has not established a compensation, nominating committee and/or a corporate governance committee. However, the Company believes that the nomination of directors and other issues normally considered by these committees can be effectively managed by the Board of Directors or the Executive Committee thereof due to its relatively small size, or by the Audit Committee which is composed substantially of unrelated directors.


          The Company has an Executive Committee of the Board of Directors of the Company consisting of Messrs. Turben (Chairman), Friedman and Lancaster. The Executive Committee generally has the power to act by majority vote in absence of the Board of Directors.

          Directors are reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. In addition, each director of the Company is paid $1,250 per quarter.

          The following table sets forth the Directors and Executive Officers of the Company as at October 10, 1997. Each Director holds office until his successor is elected and qualified.

                                            Held
                                           Office
Name                              Age       Since       Offices with the Company
----                              ---       -----       ------------------------
Phillip L. Friedman               50        1982        President, Chief Executive Officer and Director
John C. D'Avella                  49        1978        Chief Operating Officer, Secretary and Director
William A. Del Pizzo              39        1996        Vice President, Chief Financial Officer
Joel Francis Roberts              53        1989        Vice President Operations
Raymond A. Lancaster              51        1997        Director
Michael Sherwin                   56        1997        Director
George R. Begley                  55        1997        Director
John F. Turben                    62        1997        Director

                           EXECUTIVE COMPENSATION AND
                          TRANSACTIONS WITH MANAGEMENT


                  The following table sets forth for the fiscal years ended June 30, 1997, 1996 and 1995 compensation paid by the Company to the chief executive officer and to each of the four most highly compensated officers of the Company whose total annual salary and bonus exceed $100,000:


                                                SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                                                         Compensation
Annual Compensation                                                                         Awards
                                                                                             LTIP
                                                                                         ------------             All Other
Name and                                         Salary                Bonus                Payouts             Compensation
Principal Position            Year                ($)                   ($)                  $ (2)                 ($) (1)
------------------            ----                ---                   ---                  -----                 -------

Phillip L. Friedman           1997                  165,000               231,300              35,683                13,624
                              1996                  165,000               223,200              23,234                20,396
                              1995                  150,000               143,100              17,211                26,687

John C. D'Avella              1997                  104,342               164,500              22,334                 8,743
                              1996                  101,148               167,400              21,179                12,446
                              1995                   97,406               107,300              15,249                15,366

Joel Francis Roberts          1997                   93,824                25,000              19,430                 7,888
                              1996                   92,198                50,000              18,444                 9,460
                              1995                   85,273                35,000              13,249                12,004

Bertram D. Berkowitz          1997                   82,002                10,000              17,493                 5,237
                              1996                   79,493                27,000              16,623                 8,079
                              1995                   76,553                20,000              11,940                 9,085

Profit Sharing Savings Plan

                  On September 29, 1983 the Board of Directors of the Company adopted the PVC Container Corporation Profit Sharing Savings Plan (the "Plan"), which Plan became effective July 1, 1984. The Plan supersedes the 1980 PVC Container Corporation Profit Sharing Pension Plan. All employees of the Company who have completed one year of service and are not covered by a collective bargaining agreement are eligible for participation in the Plan.

                  The Plan has been drafted to comply with Section 401(k) of the Internal Revenue Code. Each participating employee can defer from 1% to 6% of his salary into his Plan account, and the Company makes a matching contribution. Such contribution for the fiscal year ended June 30, 1997 was equal to 25% of the amount deferred by the employee. Contributions are made by the Company on a monthly basis. In addition to matching contributions the Company, at its option, may make payments based on a percentage of quarterly profits. Such payments can be made directly to or for the Plan account of participating employees and are based on a percentage of the employee's compensation. The Company made discretionary payments during the fiscal year ended June 30, 1997 of $283,000 which amount includes the 25% contribution referred to above. All amounts deferred by and paid to the officers of the Company pursuant to the Plan have been included in "Remuneration of Directors, Executive Officers and Transactions with Management and Others."


Deferred Compensation Plan

                  On June 4, 1986, the Board of Directors approved the establishment of a Deferred Compensation Plan, effective July 1, 1986, under which executives of the Company may defer and accrue for three years a certain amount of the compensation due them. 20 percent of the salary as at June 30, 1993 was accrued as deferred compensation payable July 1, 1996 if employed at that time. The Company will retain the right to use such deferred compensation during such period for working capital or plant investment.


Employee Stock Ownership Plan

                  The Company adopted on June 28, 1996 an Employee Stock Option Ownership Plan ("ESOP") effective as of July 1, 1995. The ESOP is designed to enable participating employees to share in the growth of the Company through ownership of common stock of the Company. Employees eligible to participate in the ESOP include all employees who have attained he age of twenty-one years of age and have completed at least one year of service with the Company except that certain employees (such as "leased employees" and employees covered by collective bargaining agreements) are not eligible to participate in the ESOP. Contributions to the ESOP will be made from time to time in amounts determined by the Company on behalf of the eligible participants and will be invested primarily in common stock of the Company In general, participants will become fully vested in their account balances under the ESOP after completing five years of service with the Company. Vested benefits are payable after termination of employment in the form of common stock of the Company, cash or a combination of both as more fully described in the ESOP. The Company makes all contributions to the ESOP and employees are neither required nor allowed to contribute to the ESOP and no contributions have been made as of the date hereof.


Employment Agreement

                  The directors of the Company have approved an Amended and Restated Employment Agreement between Phillip L. Friedman and the Company and such agreement became effective as of July 1, 1996. The employment agreement provides for, among other things, compensation consisting of a base salary of $165,0000 per annum and incentive compensation equal to 4% of the Company's net income before taxes as finally determined by the regularly employed certified public accountants of the Company. Such compensation is identical to that contained in the existing employment agreement between the Company and Phillip L. Friedman. The initial term of the amended employment agreement will expire on June 30, 1999 and shall be automatically renewed for successive two year periods unless Mr. Friedman elects for good reason not to renew or the Company terminates for cause as defined in the agreement. The agreement also provides for certain benefits payable to Mr. Friedman in the event of death or disability of Mr. Friedman.


                        REPORT ON EXECUTIVE COMPENSATION
                            BY THE BOARD OF DIRECTORS

Compensation Policy

                  The Company's Board of Directors or its Executive Committee (the "Board") is responsible for setting and administering the policies which govern annual executive salaries, raise and bonuses and the award of stock options under the Company's 1996 Incentive Stock Option Plan. The Board is presently composed of two members, both of whom are executive officers of the Company.

                  The general policy of the Board is to provide compensation to the Chief Executive Officer and the Company's other executive officers which reflects the contribution of such executives, the Company's growth in sales and earnings, the enhancement of shareholder value as reflected in the growth of the Company's market capitalization and the implementation of the strategic plans consistent with the long term growth objectives of the Company. Contributions to specific Company objectives which include development of new product opportunities, the successful marketing of the Company's principal products and research and development work which is the basis for some new products are evaluated in setting compensation policy. Growth in sales and earnings is the primary factor in the consideration of compensation at the executive levels. In addition, and in order to assure the Company's ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other companies of comparable size and performance. Executive compensation decisions have traditionally been made on a calendar year basis.


Company Performance and Chief
Executive Officer Compensation

                  The Chief Executive's Compensation is determined primarily by his employment agreement with the Company which as indicated above relates in part to net income before taxes of the Company, and it is believed to be fair and reasonable in light of compensation paid to chief executive officers of companies which have comparable sales and earnings, and also considering the growth of the Company during the Chief Executive Officer's employment by the Company.

1996 INCENTIVE STOCK OPTION PLAN

GENERAL

                  The Board of Directors of the Company adopted on November 19, 1996 and the Stockholders approved on January 16, 1997 the 1996 Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan is intended to help the Company to attract, retain and motivate key employees (including officers) of the Company.

                  The 1996 Option Plan provides for the grant of options ("Options") to purchase Common Stock that are intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") as well as options that do not so qualify ("Non-Qualified Options").

                  The 1996 Option Plan will be administered by the Board of Directors or by a committee (the "Committee") which is appointed by the Board of Directors. The Committee will consist of two non-employee members of the Company's Board of Directors, neither of whom is eligible at any time for the grant of Incentive Options under the 1996 Option Plan and each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Treasury Regulation
Section 1.162-27(e)(3). The Company's Board of Directors or the Committee is authorized to interpret the 1996 Option Plan, adopt and amend rules and regulations relating to the 1996 Option Plan, and determine the recipients, form, and terms of Options granted under the 1996 Option Plan. All Options must be evidenced by a written agreement.


SHARES AVAILABLE

                  Under the 1996 Option Plan, the maximum number of shares of Common Stock that may be subject to Options may not exceed an aggregate of 600,000 shares. The maximum number of shares will be adjusted in certain events, such as a stock split, reorganization or recapitalization. As of June 30, 1997, 374,000 options have been granted under the Option Plan. See Note 8 to the Notes to the Financial Statements.


ELIGIBILITY

                  Employees (including officers and directors who are employees) of the Company or its subsidiaries are eligible for the grant of Incentive Options under the 1996 Option Plan. Options may also be granted to other persons provided that such options shall be treated as non-qualified options. Directors who are not employees or officers are eligible to participate and be granted non-qualified options under the Option Plan. A participant who receives a Non-Qualified Option does not recognize taxable income on the grant of the Option. Upon exercise of a Non-Qualified Option, a participant generally has ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. Incentive Options, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Options become exercisable for the first time by the Option holder (i.e., vest) during any calendar year cannot exceed $100,000. This limit does not apply to Non-Qualified Options. To the extent an Option that otherwise would be an Incentive Option exceeds this $100,000 threshold, it will be treated as a Non-Qualified Option.

                  The Company will receive no monetary consideration for the grant of Options under the 1996 Option Plan. In case of an Incentive Option, the exercise price cannot be less than the fair market value (as defined in the 1996 Option Plan) of the shares on the date the Option is granted, and if an optionee is a shareholder who beneficially owns 10% or more of the outstanding Common Stock, the exercise price of Incentive Options cannot be less than 110% of such fair market value. The exercise price of Non-Qualified Options shall be determined by the Company's Board of Directors or the Committee. The exercise price of Options will be adjusted in certain events, such as a stock split, reorganization or recapitalization.


                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                  The accounting firm of Ernst & Young is recommended for election to serve for the fiscal year ending June 30, 1998 as the Company's principal accountant and to audit the Company's financial statements. The holders of a majority of the Company's Common Stock consented to such firm's engagement as its principal accountant for the fiscal year ended June 30, 1997. It is not anticipated that a representative of such firm will attend the annual meeting.


                                  ANNUAL REPORT

                  The annual report to stockholders concerning the operations of the Company for the fiscal year ended June 30, 1997, including financial statements for that year, accompanies this Information Statement.


                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

                  Stockholder proposals for consideration at the annual meeting expected to be held in October, 1998 must be received by the Company no later than August 31, 1998 in order for them to be included in the information statement for the 1998 annual meeting. In order to be included, proposals must be proper under law and must comply with the Rules and Regulations of the Securities and Exchange Commission.

                                  OTHER MATTERS

                  The Board of Directors is not aware of any other matters which are to be presented at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons entitled to vote on that matter will be given the opportunity to do so.


                                PERFORMANCE GRAPH

                  The graph appearing on the next page compares the cumulative total shareholder return on the common stock for the last five fiscal years of the Company with the cumulative total return for the NASDAQ (US companies) and the NASDAQ stocks (SIC 3000-3099) over the same period (assuming an investment of $100 in the common stock in each of the two NASDAQ indexes on June 30, 1988 and the reinvestment of all dividends.


                                  OTHER MATTERS

                  The Board of Directors is not aware of any other matters which are to be presented at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons entitled to vote on that matter will be given the opportunity to do so.

                  The above notice and Information Statement are sent by order of the Board of Directors.

                                John C. D'Avella
                                Secretary

Eatontown, New Jersey
October 10, 1997

                Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                           PVC Container Corporation

Prepared by the Center for Research in Security Prices
Produced on 09/22/97 including data to 06/30/97

                                     Legend

CRSP Total Returns Index for:                 06/30/92   06/30/93   06/30/94   06/30/95   06/28/96   06/30/97
-----------------------------                 --------   --------   --------   --------   --------   --------
PVC Container Corporation                       100.0      107.9      149.6      245.0      294.4      326.9
Nasdaq Stock Market (US Companies)              100.0      125.8      127.0      169.5      217.6      264.6
NASDAQ Stocks (SIC 3000-3099 US + Foreign)      100.0      111.8       88.2      107.9      140.8      150.9
Rubber and miscellaneous plastics products

Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 06/30/93.